June 12, 1998



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

      Re:  Buffets, Inc.

Ladies and Gentlemen:

      On behalf of Buffets, Inc., a Minnesota corporation (the "Company"), we hereby transmit for filing, pursuant to the Electronic Data Gathering, Analysis and Retrieval System, a copy of the Company's Registration Statement on Form S-8 relating to its 1995 Stock Option Plan and Non-Employee Director Stock Option Plan.

      The applicable filing fee of $7,576.00 has been wired (CIK reference no. 0000750274) to the Commission's account at Mellon Bank.

                                  Very truly yours,

                                  /s/  Michael A. Stanchfield
                                  ----------------------------

                                  Michael A. Stanchfield

      As filed with the Securities and Exchange Commission on June 16, 1998

                                          Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                                  BUFFETS, INC.
             (Exact name of registrant as specified in its charter)

          Minnesota                                          41-1462294
(State of other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                           Identification No.)

        10260 Viking Drive                                      55344
     Eden Prairie, Minnesota                                  (Zip Code)
(Address of Principal Executive Offices)

                                  Buffets, Inc.
                           1995 Stock Option Plan and
                     Non-Employee Director Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plans)

    Roe H. Hatlen, Chairman                                Copy to:
         Buffets, Inc.                                  Douglas P. Long
       10260 Viking Drive                              Faegre & Benson LLP
     Eden Prairie, MN 55344                            2200 Norwest Center
      (Name and address of                            90 South Seventh Street
        agent for service)                             Minneapolis, MN 55402

                                 (612) 942-9760
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------- ------------------------ ----------------------- ----------------------- -----------------------
                                                       Proposed                Proposed
 Title of Securities         Amount to be           Maximum Offering       Maximum Aggregate           Amount of
   to be Registered         Registered (1)        Price Per Share (2)      Offering Price (2)       Registration Fee
----------------------- ------------------------ ----------------------- ----------------------- -----------------------
----------------------- ------------------------ ----------------------- ----------------------- -----------------------
  Common Stock, $.01           1,650,000
      par value                 Shares                   $15.5625               $25,678,125                $7,576
----------------------- ------------------------ ----------------------- ----------------------- -----------------------
========================================================================================================================

(1) This Registration Statement Relates to 150,000 shares of Common Stock to be offered under the registrant's Non-Employee Director Stock Option Plan and 1,500,000 shares to be offered under its 1995 Stock Option Plan, for which 1,000,000 shares have previously been registered on Registration Statement No. 333-01191.

(2) Estimated solely for the purpose of calculating the registration fee under Rules 457(c) and (h)(1), based upon the average of the high and low sale prices per share of the registrant's Common Stock on June 12, 1998, as reported on the Nasdaq National Market System.
================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         There are incorporated by reference in this Registration Statement the contents of the registrant's Registration Statement No. 333-01191.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated by reference in this Registration Statement:

         (a) The Annual Report on Form 10-K of Buffets, Inc. (the "Company") for the fiscal year ended December 31, 1997 (which incorporates by reference certain portions of the Company's 1997 Annual Report to Shareholders, including financial statements and accompanying information, and certain portions of the Company's definitive proxy statement for its 1998 Annual Meeting of Shareholders);

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated March 27, 1986 and Amendment No. 1 thereto dated May 11, 1992, and the Company's Registration Statement on Form 8-A dated October 30, 1995, which contains a description of the related Rights to Purchase Preferred Shares, together with any amendments or reports filed for the purpose of updating those descriptions.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and before the filing of a post-effective amendment that indicates that all shares of Common Stock offered have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this Registration Statement from the date of filing of those documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 4.01 of the Company's Restated By-Laws provides that the Company shall indemnify its directors and officers to the full extent required or permitted by Minnesota Statutes or by other provisions of law. Section 302A.521 of the Minnesota Statutes provides in substance that, unless prohibited or limited by its articles of incorporation or by-laws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of his or her capacity as an officer or director against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are: (a) that such person has not been indemnified by another organization for the same judgments, penalties, fines, settlements and expenses;
(b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and that, if applicable, certain statutory conflict of interest provisions have been satisfied; (d) that, in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person acted in a manner he or she reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. The determination as to eligibility for indemnification is made by the members of the corporation's board of directors, or a committee thereof, who are at the time not parties to the proceedings under consideration, by special legal counsel, by the shareholders who are not parties to the proceedings or by a court.

         Article VIII of the Company's Amended and Restated Articles of Incorporation provides that a director shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as director, except: (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for dividends, stock repurchases and other distributions made in violation of Minnesota law or for violations of the Minnesota securities laws; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the effective date of the provision in the Company's Amended and Restated Articles of Incorporation limiting such liability. Article VIII does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. Article VIII also does not limit the liability of directors for violations of, or relieve them from the necessity of complying with, the federal securities laws.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         Exhibit

              4.1 Composite Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to
                   the  Company's   Registration   Statement  on  Form  S-3,
                   Registration No. 33-63694).

              4.2 By-Laws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1993).

              4.3 Form of Rights Agreement, dated as of October 24, 1995, by and between the Company and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated October 24, 1995).

              4.4 Indenture dated as of November 27, 1995 related to 7% Convertible Subordinated Notes of HomeTown Buffet, Inc. due December 1, 2002 (incorporated by reference to Exhibit
                   4.6 to the Company's Registration Statement on Form 8-A, dated November 8, 1996).

              4.5 First Supplemental Indenture dated as of September 20, 1996 among the Company, HomeTown and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form 8-A, dated November 8, 1996).

              5    Opinion of Faegre & Benson LLP.

              23.1 Consent of Faegre & Benson LLP (included in Exhibit 5).

              23.2 Independent Auditors' Consent of Deloitte & Touche LLP.

              23.3 Independent Auditors' Consent of KPMG Peat Marwick.

              24 Powers of Attorney (included with signatures to this Registration Statement).

              99.1 Buffets, Inc. 1995 Stock Option Plan, as amended.

              99.2 Buffets, Inc. Non-Employee Director Stock Option Plan, as
                   amended.

Item 9.  Undertakings.

         A.       The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (a)     To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (b) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (c)     To include any material information with
respect  to  the  plan  of  distribution   not  previously   disclosed  in  this
Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 8, 1998.



                                  BUFFETS, INC.

                                  By:    /s/ Roe H. Hatlen
                                         -----------------------------------
                                         Roe H. Hatlen
                                         Chairman and Chief Executive Officer




         Each of the undersigned officers and directors of Buffets, Inc. hereby appoints Roe H. Hatlen and Clark C. Grant, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications, instruments, or documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                  Capacity                                    Date


/s/ Roe H. Hatlen          Chairman, Chief Executive Officer and    June 8, 1998
-------------------------  Director (Principal Executive Officer)
Roe H. Hatlen


/s/ Clark C. Grant         Senior Vice President of Finance and     June 8, 1998
-------------------------  Treasurer (Principal Financial
Clark C. Grant             Officer)



/s/ Marguerite C. Nesset   Vice President of Accounting and         June 8, 1998
-------------------------  Controller (Principal Accounting
Marguerite C. Nesset       Officer)



 /s/ Walter R. Barry, Jr.  Director                                 June 8, 1998
-------------------------
Walter R. Barry, Jr.


 /s/ Marvin W. Goldstein   Director                                 June 8, 1998
-------------------------
Marvin W. Goldstein


 /s/ Alan S. McDowell      Director                                 June 8, 1998
-------------------------
Alan S. McDowell


 /s/ C. Dennis Scott       Director                                 June 8, 1998
-------------------------
C. Dennis Scott


 /s/ Michael T. Sweeney    Director                                 June 8, 1998
-------------------------
Michael T. Sweeney

                                INDEX TO EXHIBITS

Exhibit

4.1      Composite Amended and Restated Articles of Incorporation of the Company
         (incorporated by reference to Exhibit 4.1 to the Company's Registration
         Statement on Form S-3, Registration
         No. 33-63694)....................................................................Incorporated by reference

4.2      By-Laws of the Company  (incorporated  by  reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal
         year ended December 29, 1993)....................................................Incorporated by reference

4.3      Form of Rights Agreement,  dated as of October 24, 1995, by and between the Company and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 1 to the
         Company's Current Report on Form 8-K dated October 24, 1995).....................Incorporated by reference

4.4      Indenture  dated as of  November  27,  1995  related to 7%  Convertible
         Subordinated  Notes of  HomeTown  Buffet,  Inc.  due  December  1, 2002
         (incorporated by reference to Exhibit 4.6 to the Company's Registration
         Statement on Form 8-A, dated
         November 8, 1996)................................................................Incorporated by reference

4.5      First  Supplemental  Indenture  dated  as of  September 20,  1996
         among  the  Company,   HomeTown   and  Wells  Fargo  Bank,   N.A.
         (incorporated  by  reference  to  Exhibit 4.7  to  the  Company's
         Registration Statement on Form 8-A, dated November 8, 1996)......................Incorporated by reference


  5      Opinion of Faegre & Benson LLP........................................................Filed Electronically

23.1     Consent of Faegre & Benson LLP (included in Exhibit 5)

23.2     Independent Auditors' Consent of Deloitte & Touche LLP................................Filed Electronically

23.3     Independent Auditors' Consent of KPMG Peat Marwick LLP................................Filed Electronically

24       Powers of  Attorney  (included  with  signatures  to this  Registration
         Statement)

99.1     Buffets, Inc. Stock Option Plan, as amended...........................................Filed Electronically

99.2     Buffets,   Inc.  Non-Employee  Director  Stock  Option  Plan,  as
         amended...............................................................................Filed Electronically
